UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2005

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road

Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Dennis P. Wolf resigned as executive vice president and chief financial officer of Omnicell, Inc. (the “Company”), effective April 4, 2005.  James T. Judson, the Company’s vice president of finance, will serve as interim chief financial officer, principal accounting officer and principal financial officer of the Company until Wolf’s replacement is found.  In accordance with the terms of his offer letter, Mr. Judson will be compensated at a rate of $20,000 per month and, pending approval of the Board of Directors of the Company, will be granted an option to purchase 200,000 shares of the Common Stock of the Company which will vest monthly over a 24-month period.

Mr. Judson, age 50, came out of retirement to join the Company in March of this year with over 20 years of financial management experience.  From 1998-2001, he served as vice president of finance and planning for Sun Microsystems, Inc.’s worldwide operations group.  Prior to that, he held various senior director of finance and controller positions throughout Sun’s organization.  Mr. Judson earned his M.B.A. in finance from Indiana University and B.S. degree in industrial management from Purdue University.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by Omnicell, Inc., except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: April 6, 2005	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Senior Vice President
and General Counsel